EXHIBIT 23.2



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Delta Petroleum Corporation


We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" in the Form S-4.

Our report dated September 3, 2004, except as to note 11, which is as of March 15, 2005, refers to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of July 1, 2002.



                                    /s/ KPMG LLP

                                    KPMG LLP

Denver, Colorado
August 8, 2005